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                                                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-32348) and related Prospectus of BEA Systems, Inc. for the registration of 15,873,000 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2000 (except for Note 17, as to which the date is April 24, 2000), with respect to the Consolidated Financial Statements of BEA Systems, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2000.

                                        /s/ Ernst & Young LLP

Palo Alto, California
April 28, 2000